SIFCO Industries, Inc. (“SIFCO”) Announces
Third Quarter Fiscal 2022 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its third quarter of fiscal 2022, which ended June 30, 2022.

Third Quarter Results
•Net sales in the third quarter of fiscal 2022 decreased 15.3% to $21.4 million, compared with $25.3 million for the same period in fiscal 2021.
•Net loss for the third quarter of fiscal 2022 was $2.7 million, or $(0.46) per diluted share, compared with net income of $0.3 million, or $0.04 per diluted share, in the third quarter of fiscal 2021.
•EBITDA was $(0.9) million in the third quarter of fiscal 2022, compared with $2.3 million in the third quarter of fiscal 2021.
•Adjusted EBITDA in the third quarter of fiscal 2022 was $(0.7) million, compared with Adjusted EBITDA of $2.4 million in the third quarter of fiscal 2021.

Year to Date Results
•Net sales in the first nine months of fiscal 2022 decreased 13.3% to $65.3 million, compared with $75.3 million for the same period in fiscal 2021.
•Net loss for the first nine months of fiscal 2022 was $(2.7) million, or $(0.47) per diluted share, compared with net income of $1.8 million, or $0.29 per diluted share, in the first nine months of fiscal 2021.
•EBITDA was $2.5 million in the first nine months of fiscal 2022, compared with $7.2 million in the first nine months of fiscal 2021.
•Adjusted EBITDA in the first nine months of fiscal 2022 was $(1.8) million, compared with Adjusted EBITDA of $5.5 million in the first nine months of fiscal 2021.
Other Highlights
CEO Peter W. Knapper stated, “We continue to navigate a difficult market environment caused by the after-effects of COVID-19 and the impact from the current conditions in Europe due to the Russia/Ukraine conflict. Our focus on capital preservation yielded a debt reduction of $3.3 million in the quarter, even while investing in our sites' capabilities, positioning us to continue to support our customers as the market experiences recovery.”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2021 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Third Quarter ended June 30,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net sales	$21,454	$25,330	$65,269	$75,274
Cost of goods sold	21,080	22,040	63,427	65,317
Gross profit	374	3,290	1,842	9,957
Selling, general and administrative expenses	2,821	2,912	9,037	10,336
Amortization of intangible assets	62	248	252	765
Gain on disposal of operating assets	—	—	(2)	—
Gain on insurance recoveries	—	—	—	(2,495)
Operating (loss) income	(2,509)	130	(7,445)	1,351
Interest expense, net	146	143	453	478
Gain on debt extinguishment	—	(287)	(5,106)	(287)
Foreign currency exchange (gain) loss, net	(7)	1	2	22
Other expense (income), net	23	55	(45)	158
(Loss) income before income tax benefit	(2,671)	218	(2,749)	980
Income tax benefit	(3)	(36)	(29)	(776)
Net (loss) income	$(2,668)	$254	$(2,720)	$1,756

Net (loss) income per share
Basic	$(0.46)	$0.04	$(0.47)	$0.31
Diluted	$(0.46)	$0.04	$(0.47)	$0.29

Weighted-average number of common shares (basic)	5,840	5,779	5,827	5,753
Weighted-average number of common shares (diluted)	5,840	6,006	5,827	5,960

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	June 30, 2022	September 30, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111	$346
Receivables, net of allowance for doubtful accounts of $127 and $167, respectively	16,700	19,914
Contract assets	11,936	12,874
Inventories, net	12,515	12,546
Refundable income taxes	101	101
Prepaid expenses and other current assets	1,266	1,792
Total current assets	42,629	47,573
Property, plant and equipment, net	40,248	42,708
Operating lease right-of-use assets, net	15,239	15,943
Intangible assets, net	567	874
Goodwill	3,493	3,493
Other assets	88	77
Total assets	$102,264	$110,668
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$4,079	$9,566
Revolver	10,113	8,930
Short-term operating lease liabilities	763	788
Accounts payable	10,578	9,811
Accrued liabilities	5,612	6,871
Total current liabilities	31,145	35,966
Long-term debt, net of current maturities	2,902	2,669
Long-term operating lease liabilities, net of short-term	14,855	15,439
Deferred income taxes	155	158
Pension liability	5,517	6,073
Other long-term liabilities	722	741
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,040 at June 30, 2022 and 5,987 at September 30, 2021	6,040	5,987
Additional paid-in capital	11,268	11,118
Retained earnings	38,876	41,596
Accumulated other comprehensive loss	(9,216)	(9,079)
Total shareholders’ equity	46,968	49,622
Total liabilities and shareholders’ equity	$102,264	$110,668

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net (loss) income	$(2,668)	$254	$(2,720)	$1,756
Adjustments:
Depreciation and amortization expense	1,590	1,980	4,800	5,710
Interest expense, net	146	143	453	478
Income tax benefit	(3)	(36)	(29)	(776)
EBITDA	(935)	2,341	2,504	7,168
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(7)	1	2	22
Other (income) loss, net (2)	(46)	55	(114)	158
Gain on disposal of assets (3)	—	—	(2)	—
Gain on insurance recoveries (4)	—	—	—	(2,495)
Gain on extinguishment of debt (5)	—	(287)	(5,106)	(287)
Equity compensation (6)	4	85	309	378
Pension settlement expense (7)	69	—	69	—
LIFO impact (8)	202	248	586	582
Adjusted EBITDA	$(713)	$2,443	$(1,752)	$5,526

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs or grant income.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books or asset impairment of long-lived assets.
(4)Represents the difference between the insurance proceeds received for the damaged property and the carrying values shown on the Company's books for the assets that were damaged in the fire at the Orange location that occurred in December 2018.
(5)Represents the gain on extinguishment of debt and interest for the amount forgiven by the SBA as it relates to the PPP loan.
(6)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(7)Represents expense incurred by its defined benefit pension plans related to settlement of pension obligations.
(8)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com